Exhibit 99.3(b)(ii)

SCHEDULE 1
TO SECOND AMENDED DISTRIBUTION AGREEMENT

SEPARATE ACCOUNTS AND CONTRACTS
COVERED BY AGREEMENT
Revised November 1, 2020

Separate Account	Contracts
PLICO Variable Annuity Account S	Schwab Genesis Variable Annuity Schwab Genesis Advisory Variable Annuity
Protective COLI VUL	Protective Executive Benefits Registered VUL
Protective Variable Annuity Separate Account
Protective Variable Annuity
Elements Classic
Elements Access
Elements Plus
Protective Advantage
Protective Variable Annuity II
Mileage Credit
Protective Values
Protective Values Advantage
Protective Values Access
Protective Rewards B2A
Protective Rewards II
Protective Access
Rewards Elite
Protective Access XL
Protective Dimensions
Protective Variable Annuity, Series B, C and L
Protective Investors Series
Protective Dimensions II
Protective Variable Annuity II B Series
Protective Investors Series- ADV
Protective Dimensions III
Protective Dimensions IV
Protective Investors Benefit Advisory Variable Annuity

Protective Variable Life Separate Account
Premiere I
Executive
Premiere II
Premiere II 2003
Transitions
Single Premium Plus
Survivor
Provider
Preserver
Preserver II
Protector
Premiere III
Investors Choice
Protective Strategic Objectives VUL
Protective Strategic Objectives II VUL

First Variable Annuity Fund E	Capital No Load VA Capital Five VA Capital Six VA

Separate Account VL of First Variable Life Insurance Company	Capital Estate Builder VUL Capital Solutions VUL Capital One Pay VL
First Variable Annuity Fund A	Individual Variable Annuity Policies
United Investors Advantage Gold Variable Account	Advantage Gold Deferred Variable Annuity
United Investors Life Variable Account	Advantage I VUL
United Investors Annuity Variable Account	Advantage II Variable Annuity
United Investors Universal Life Variable Account	Advantage Plus VUL
Titanium Universal Life Variable Account	Titanium VUL
Titanium Annuity Variable Account	Titanium VA
United Investors RetireMap Variable Account	United Investors RetireMap

Other Registered Products:

Protective Prosaver Platinum
Protective Market Defender
Protective Market Defender II